Exhibit 10.2

SEVERANCE AGREEMENT

     THIS SEVERANCE AGREEMENT (“Agreement”) is effective as of May 1, 2009, by and between Dr. J. Glen House (“House”) and Disaboom Inc (the “Company”). The Company and Dr. House are referred to jointly herein as “the Parties.”

     WHEREAS, House has served the Company in different capacities since its inception, including serving as the Executive Director of Content, Chief Medical Officer, and as a member of the Company’s Board of Directors.

     WHEREAS, effective October 1, 2007 the Company and House entered into an executive employment agreement which set forth the terms upon which House served as the Company’s Executive Director of Content and Chief Medical Officer (the “Employment Agreement”).

     WHEREAS, the Parties wish to mutually terminate House’s status as the Company’s Executive Director of Content and Chief Medical Officer and in turn terminate certain provisions of the Employment Agreement.

     WHEREAS, after the effective date of this Agreement House will not serve in any executive or managerial capacity to the Company; provided, however, that House will be available as the Company’s Chief Medical Adviser for periodic third party and management consultations as mutually agreed upon by the Parties, and will remain listed on the Company’s website as its Founder and Chief Medical Adviser.

NOW THEREFORE, in consideration of the following covenants and promises and for other valuable consideration as described below, the Parties hereby agree as follows:

1.     Resignation and Termination of the Employment Agreement.

          a.     House hereby resigns from his position as Executive Director of Content and Chief Medical Officer of the Company. The Parties hereby agree that, except as provided in this Agreement, the Employment Agreement is terminated and of no further force or effect. The Parties agree that upon payment of the consideration described in Section 2 below, House is not due any other compensation under the Employment Agreement.

          b.     The Parties agree that any and all of the restrictions and obligations contained within Article 4 of the Employment Agreement, including but not limited to, the non-competition and non-solicitation restrictions, remain in full force and effect as described in the Employment Agreement. The Parties agree and confirm that for the purposes of Section 4.3 of the Employment Agreement that the Company is currently engaged in the business of operating web sites that provide a community for people living with disabilities and provide certain services and products for such persons. House agrees and confirms that these restrictions are reasonable in scope and will not significantly limit House’s employment opportunities and mobility.

          c.     The Parties further agree that the Company’s indemnification obligations set forth in Article 6.1 of the Employment Agreement shall remain in full force and effect and shall survive termination of the Employment Agreement. The Company further agrees to continue in full force and effect, at Company’s expense, any directors and officers insurance policy currently in effect for claims based upon any act or omission by House in his capacity as a director or officer of the Company when he served in such capacity.

     2.     Consideration.

a.     Severance Payment. In consideration for the performance of his obligations under this Agreement and in connection with the termination of the Employment Agreement and severance requirements under Section 5.4, the Company will pay House a total severance payment of $75,000, net of $25,000 in existing payments by the Company to House during the period January 1, 2009 through April 30, 2009. The remaining payment will be made in a lump sum of $50,000 by no later than May 5, 2009.

b.     The Parties agree to make all necessary and usual reports to the Internal Revenue Service, state taxing authorities and any similar agencies and to perform all withholdings normally applicable to the types and amounts of payments and other consideration House is to receive as a result of this Agreement.

     3.     Entire Agreement; Amendment; Enforceability; Interpretation. This Agreement expresses the Parties’ entire understanding about its subject matter and is the only agreement, promises or understandings on which the Parties are relying in performing the duties this Agreement describes. There are no oral agreements or promises between House and the Company except as set forth herein. This Agreement may only be amended, changed or waived through a written document signed by both Parties. This Agreement is enforceable by and against each Party and anyone else who has or who obtains rights under this Agreement from either Party. This Agreement will be interpreted and enforced under Colorado law. No part of this Agreement should be construed against either Party on the basis of authorship. Any unenforceable provision of this Agreement will be modified to the extent necessary to make it enforceable or, if that is not possible, will be severed from this Agreement, and the remainder of this Agreement will be enforced to the fullest extent possible. In the event of any dispute between the parties which results in litigation, the exclusive venue for such litigation shall be a district court within the State of Colorado.

     4.     Attorneys’ Fees. Each of the Parties shall be responsible to pay his or its respective attorneys’ fees incurred in connection with the negotiation and drafting of this Agreement. In the event of any action by any Party hereto to enforce this Agreement, or any other agreement delivered pursuant hereto, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs.

     5.     No Reliance. The Parties warrant to each other that in agreeing to the terms of this Agreement, they have not relied in any way upon any representations or statements of the other Party regarding the subject matter hereof for the basis or effect of this Agreement other than those representations or statements contained herein. Each Party represents that in entering into this Agreement and completing the transactions hereunder, he or it has done so after completing such investigation as he or it has determined to be necessary or appropriate in the circumstances, and after having consulted with and taken advice from such Party’s legal, financial, tax, investment, and other advisors to the extent such Party has determined such consultation to be necessary or appropriate in the circumstances.

     6.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures for all purposes.

     7.     Survival. The Parties agree that the obligations, representations and warranties contained herein shall indefinitely survive the execution of this Agreement, the delivery of all documents hereunder.

     8.     Further Assurances. The Parties shall execute and deliver after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as may be reasonably requested in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first mentioned above.

                                                             DISABOOM, INC.

                                                                                                             By:  /s/ John Walpuck

                                                                                                                    John Walpuck

                                                                                                                    Title: President, CEO, CFO

                                        Dr. J. Glen House

                                                                                                             /s/ Dr. J. Glen House

                                                                                                             Dr. J. Glen House, Individually